SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 1, 1997
                                                         --------------


                    American Consolidated Growth Corporation
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Colorado                     0-16447                    52-1508578
      --------                     -------                    ----------
(State of incorporation)    (Commission File Number)    (IRS Employer ID number)



               5031 S. Ulster Street, Suite 205, Denver, CO 80237
               --------------------------------------------------
               (Address of principal executive office) (Zip code)


                                 (303) 220-8686
               --------------------------------------------------
              (Registrant's telephone number, including area code)

                                    Form 8-K
                                    --------

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Item 1.       Changes in Control of Registrant.
              --------------------------------
                       See Item 5 below

Item 2.       Acquisition or Disposition of Assets.
              ------------------------------------
                       Not Applicable

Item 3.       Bankruptcy or Receivership.
              --------------------------
                       Not Applicable

Item 4.       Changes in Registrant's Certifying Accountant.
              ---------------------------------------------
                       Not Applicable

Item 5.       Other Events.
              ------------
                    On August 1,  1997,  the Board of  Directors  formalized  by
                    unanimous   written   consent  the   following   changes  in
                    management:

                    The Board approved the appointment of Mr. B. Mack DeVine of Tampa, Florida, to the AMGC Board of Directors. Mr. DeVine joins the Board as an outside director and will serve on the Company's audit and compensation committees. Mr. DeVine, 53, has over twenty years of management experience specializing in the successful restructuring and turnaround of public companies.

                    The Board approved a letter of resignation received on June 30, 1997 from Norman L. Fisher as President and Treasurer of the Company. Mr. Fisher continues in his capacity as a director of AMGC and as President and CEO of Eleventh Hour, Inc., the wholly owned subsidiary.

                    The Board approved the appointment of Chairman Louis F. Coppage, to serve as President, and of Secretary Cory J. Coppage, to serve as Treasurer of the Company, effective August 1, 1997.

                    The Board approved letters of resignation received on June 30, 1997 from directors Valerie A. Fisher and Geoff Dawson. Mrs. Fisher continues in her current capacity as the Executive Vice President and Co-Founder of Eleventh Hour, Inc.

SIGNATURES



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 1st day of August, 1997.

                                            By:  /s/   Cory J. Coppage
                                                 -------------------------------
                                                 Cory J. Coppage
                                                 Secretary and Treasurer

Dated: August 1, 1997